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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 18, 2005
                                                         -----------------


                            THE BON-TON STORES, INC.
                  ---------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


      Pennsylvania                      0-19517               23-2835229
  ----------------------         --------------------        -------------
      (State or Other              (Commission File        (I.R.S. Employer
      Jurisdiction of                   Number)           Identification No.)
      Incorporation)

                 2801 E. Market Street
                  York, Pennsylvania                                 17402
-----------------------------------------------------------        ----------
       (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (717) 757-7660
                                                           ---------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cash Bonus Plan

The Bon-Ton Stores, Inc. (the "Company") has maintained a Cash Bonus Plan (the "Cash Bonus Plan"), administered by the Human Resources and Compensation Committee of the Board (the "Committee"), since it was approved by the Company's shareholders at its July 21, 2004 Annual Meeting of Shareholders. Any bonus payments to named executive officers under the Cash Bonus Plan have been previously disclosed by the Company. A copy of the Cash Bonus Plan is filed herewith as Exhibit 10.1 and is herein incorporated by reference.

The purpose of the Cash Bonus Plan is to provide performance-based cash bonus compensation for key executives in accordance with a formula that is related to the financial success of the Company as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty. The actual bonuses payable under the cash bonus plan for a fiscal period, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the targets approved by the Committee, as determined by the Committee. The targets set under the Cash Bonus Plan in any plan year are at the discretion of the Committee and are set based on various business criteria including: stock price, market share, gross sales, gross revenue, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, any variation or combination of the preceding business criteria or any additional performance measure (to the extent consistent with the Performance Based Compensation Rules, as defined in the Cash Bonus Plan).

Fourth Quarter Bonus

On November 18, 2005, the Committee approved a bonus for key executives of the Company to be paid upon the achievement of targets based on a combination of business criteria for the fourth quarter of the fiscal year ending January 28, 2006 (the "Fourth Quarter Bonus"). The named executive officers eligible for the Fourth Quarter Bonus are Lynn Derry, whose maximum bonus would be $112,500, and John Farrell, whose maximum bonus would be $118,800. The Fourth Quarter Bonus is provided to the participants under the same general terms and conditions applicable under the Cash Bonus Plan but is a separate bonus from the Cash Bonus Plan. The amounts of the actual bonuses awarded will be approved by the Committee.

The Committee approved the Fourth Quarter Bonus opportunity to the participants in light of the substantial additional efforts that will be required to operate the Company and prepare for integration activities that will be necessary following the completion of the Company's pending acquisition of the Northern Department Store Group of Saks Incorporated, which is expected to close early in the first quarter of the next fiscal year.

Restricted Stock Grant

On November 18, 2005, pursuant to the Company's Amended and Restated 2000 Stock Incentive Plan ("Stock Incentive Plan"), the Committee approved grants of restricted stock to key executives of the Company, including a grant of




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1,000 shares of restricted stock to named executive officer John S. Farrell. The shares were awarded subject to a vesting requirement generally requiring each grantee to remain an employee of the Company, subject to certain exceptions, for a period of two years from the date of the grant.

Stock Incentive Plan Forms

Pursuant to the Stock Incentive Plan, from time to time the Company may issue restricted stock grants, stock options grants and/or restricted stock units grants. All grants of restricted stock, stock options or restricted stock units have been, and will continue to be, awarded under a Stock Option Agreement, a Restricted Stock Agreement or a Restricted Stock Unit Agreement, as applicable. The Form of Stock Option Agreement is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The Form of Restricted Stock Agreement is filed with this Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The Form of Restricted Stock Unit Agreement is filed with this Form 8-K as Exhibit 10.4 and is incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

    Exhibit Number          Description
    --------------          -----------
       10.1                 The Bon-Ton Stores, Inc. Cash Bonus Plan

       10.2                 Form of Stock Option Agreement

       10.3                 Form of Restricted Stock Agreement

       10.4                 Form of Restricted Stock Unit Agreement



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            The Bon-Ton Stores, Inc.


                            By: /s/ Keith E. Plowman
                              --------------------------------
                              Keith E. Plowman
                              Senior Vice President, Chief Financial
                              Officer and Principal Accounting Officer


Dated: November 25, 2005



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